UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

B/E AEROSPACE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida	33414-2105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On June 10, 2014, B/E Aerospace, Inc. (the “Company”) issued a press release updating its full year 2014 earnings per share financial guidance.  A copy of the press release is furnished herewith as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 10, 2014, the Company issued a press release announcing it has commenced a process to separate its businesses into two independent, publicly traded companies — one focused on aircraft cabin interior equipment – design, development, manufacturing, certification and direct sales on a global basis, and the other focused on distribution, logistics and technical services for the aerospace and energy services markets. A copy of the press release is furnished herewith as Exhibit 99.1 attached hereto and is incorporated herein by reference.

The Company will host a conference call at 8:30 a.m. ET on June 10, 2014 to review the proposed separation. The conference call can be accessed by dialing 888-417-8533 (domestic) or 719-325-2472 (international). The conference ID for the call is 6322351. A simultaneous webcast of the conference call for investors and other interested parties may be accessed by visiting the Company’s website at www.beaerospace.com. Slides relating to the investor presentation are available on the investor relations section of the Company’s website. A copy of the slides relating to the investor presentation is furnished herewith as Exhibit 99.2 attached hereto and is incorporated herein by reference.

The information included in the foregoing Items 2.02 and 7.01, including Exhibits 99.1 and 99.2, is hereby furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated June 10, 2014, issued by B/E Aerospace, Inc.

99.2	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B/E AEROSPACE, INC.

By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	Senior Vice President and Chief Financial Officer

Date:  June 10, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release, dated June 10, 2014, issued by B/E Aerospace, Inc.

99.2	Investor Presentation